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                                                                   Exhibit 10.17


November 9, 1998                                                      $2,000,000


                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned, Anthony J. Cuti, an individual residing at 36 East Saddle River Road, Saddle River, New Jersey 07458, (the "MAKER"), promises to pay to the order of DUANE READE, a New York general partnership (the "PAYEE"), upon the earlier of: (i) the termination of Maker's employment with Payee; (ii) the termination of Maker's employment agreement, dated October 27, 1998, effective as of June 18, 1997 between Maker and Duane Reade Inc. (the "EMPLOYMENT AGREEMENT"); (iii) any sale by Maker of 15% or more of the common stock, $.01 par value per share, of Duane Reade Inc. (the "COMMON STOCK") held by Maker, including, without limitation any sale as a result of any event described in Maker's Employment Agreement (in any event, such percentage to be calculated based on the total amount of Common Stock (including the vested portion of any and all outstanding employee stock options which Maker has been or may be granted) then held by Maker) and (iv) five years from the date hereof (any such date referred to in clauses (i), (ii), (iii), or (iv), the "REPAYMENT DATE"), the principal sum of TWO MILLION DOLLARS DOLLARS ($2,000,000 AND no/100) plus all accrued and unpaid interest (calculated as set forth in the last sentence of this paragraph) thereon through and including the Repayment Date. This Promissory Note (the "Note") shall bear interest on the outstanding unpaid principal amount thereof at a rate of interest equivalent to the rate of interest paid by Maker on the Revolving Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement (as defined below) or, if the Credit Agreement is no longer outstanding, at a rate of LIBOR (as defined in the Credit Agreement) plus three hundred (300) basis points.

         All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. Maker may, at Maker's option, repay all or any portion of outstanding principal and/or accrued and unpaid interest on this Note to Payee (or Payee's lawful designee) at any time prior to the Repayment Date; PROVIDED that upon notice from the Administrative Agent (hereinafter defined) that a Default (as defined in the Amended and Restated Credit Agreement, dated as of September 11, 1998 amending and restating in its entirety that certain Credit Agreement, dated as of February 13, 1998 (as amended prior to the Amendment Effective Date) (as so amended and restated and otherwise modified, and together with all amendments supplements, restatements and other modifications, if any, thereafter made thereto, or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Payee, the Parent Guarantors named therein, various financial institutions as are, or may from time to time become, parties thereto (each individually, a "LENDER", and collectively the "LENDERS") DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, as the administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and Credit Lyonnais New York Branch, as the documentation agent (in such capacity, the "DOCUMENTATION AGENT")) as of the nature referred to in Section 8.1.9 of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make

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such payments, in same day funds, to such other account as the Administrative
Agent shall direct in such notice.

         This Note is one of the Pledged Notes referred to in the Pledge Agreement. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Administrative Agent to the Maker, the Administrative Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Administrative Agent as security for the Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY
RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE.


                                        /s/ Anthony J. Cuti
                                     ---------------------------
                                     Anthony J. Cuti, as MAKER



                                     Pay to the Order of FLEET NATIONAL BANK, as
                                     Administrative Agent


                                     DUANE READE
                                     By Duane Reade Inc., a general partner



                                     By: /s/ William J. Tennant
                                        -----------------------------
                                        Name:  William J. Tennant
                                        Title: Senior Vice President

                                     By: DRI I Inc., a general partner



                                     By: /s/ William J. Tennant
                                        -----------------------------
                                        Name:  William J. Tennant
                                        Title: Senior Vice President